Exhibit 13.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, who is carrying out the functions of chief financial officer for Brookfield Renewable Partners L.P. (the “Partnership”) pursuant to the Master Services Agreement, hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, as filed with the Securities and Exchange Commission on the date hereof, (i) the annual report of the Partnership on Form 20-F, as previously amended by Amendment No. 1 on Form 20-F/A and as further amended by Amendment No. 2 on Form 20-F/A, for the fiscal year ended December 31, 2018 (the “Annual Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (ii) the information contained in the Annual Report fairly presents in all material respects the financial condition and results of operations of the Partnership.

Dated: March 22, 2019

/s/ Wyatt Hartley
Name:	Wyatt Hartley
Title:	Chief Financial Officer of the Service Provider, BRP Energy Group L.P.